UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

OCI Resources LP

(Exact name of registrant as specified in its charter)

Delaware	46-2613366
(State of incorporation or organization)	(IRS Employer Identification No.)

Five Concourse Parkway Suite 2500 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-189838

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The units (the “Units”) to be registered hereunder are common units representing limited partner interests in OCI Resources LP (the “Registrant”). A description of the Units is contained under the headings “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration No. 333-189838), which registration statement was initially filed with the Securities and Exchange Commission on July 8, 2013 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OCI RESOURCES LP

	By:	OCI Resource Partners LLC,
its general partner

	By:	/s/ Kirk H. Milling
	Name:	Kirk H. Milling
	Title:	Chief Executive Officer

Date: September 10, 2013